UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported):    January 5,
                              1996



               AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of Registrant as specified in its charter)


            Texas                 1-9016               75-6335572
(State or other jurisdiction       (Commission        (IRS Employer
        of incorporation)          File Number)     Identification No.)


 6220 North Beltline Road,  Suite 205
          Irving, Texas                           75063-2656
(Address of principal executive offices)          (Zip code)


                         (214) 550-6053
      (Registrant's telephone number, including area code)








Item 5.  Other Events

     On January 5, 1996, the Trust announced the certified voting results of its Annual Meeting of Shareholders on December 13, 1995. The results indicate that Pure World, Inc. ("PWI") failed in their attempt to elect their own nominees as Trust Managers and to amend the Trust's Bylaws. No nominee achieved the two-thirds vote of outstanding shares required for election as a Trust Manager or the majority vote of outstanding shares required for reelection. Accordingly, William H. Bricker and Charles W. Wolcott will continue to serve as Trust Managers for the Trust. The voting results were as follows:

          Reelection of Trust Managers
                                   For          Withheld
          William H. Bricker       2,946,786    266,751
          Charles W. Wolcott       2,955,025    258,512

          Ratification of Ernst & Young as Independent Auditors
               For            Against        Abstain
               6,338,799      52,359         74,995

      Proposal by PWI for Election of PWI Nominees as Trust Managers
                                   For       Withheld
       Paul O. Koether          3,207,521    45,095
       John W. Galuchie, Jr.    3,199,405    53,211
       Richard M. Bossert       3,198,846    53,770

          Proposal by PWI for Amendment of Bylaws
               For            Against        Abstain
               3,672,703      1,952,840      100,719

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)   Exhibits

                    99.1 Final Report of Inspectors of Election





                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN INDUSTRIAL PROPERTIES REIT


                                   /s/   Charles W. Wolcott
                              Charles W. Wolcott
                              President and Chief Executive
                              Officer


DATE:      January 5, 1996






                        Index to Exhibits


Sequentially
Exhibit No.         Description
Numbered Page

  *99.1         Final Report of Inspectors of Election 5





____________
   * Filed herewith.